Exhibit 10.4(e)

                       RESOLUTIONS APPROVING AMENDMENTS TO
                 THE SUPPLEMENTARY PENSION PLAN (THE "PLAN") OF
                AIR PRODUCTS AND CHEMICALS, INC. (THE "COMPANY")


     WHEREAS, the Plan provides that Plan pension benefits can be paid in several optional forms of benefit elected by the Employee, including a single lump sum cash payment calculated by converting the primary form of benefit, a single life annuity, into an actuarially equivalent single lump sum, using mortality assumptions specified in the Plan;

      WHEREAS, it has been recommended to the Committee that the specified mortality assumptions should be modified and updated to better assure the actuarial equivalence of the single lump sum form of benefit to the primary form of benefit; and

      WHEREAS, it has been further recommended to the Committee that the value of the accrued benefits of current Plan participants should be preserved so that the recommended change in mortality assumptions does not reduce the amount of any current Plan participants' optional single lump sum cash payment of their accrued pension benefit;

      NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, section 3.6(b) of the Plan is amended to provide that the mortality assumptions used to determine the life expectancy for purposes of converting the primary form of benefit into the single lump sum form of benefit shall be determined from a unisex version of the 1994 Group Annuity Mortality table;

      RESOLVED FURTHER, that the Plan shall be further amended to provide that, with respect to any participant who has an accrued benefit in the Plan as of the date hereof, the amount of the optional single lump sum cash payment form of benefit provided section 3.6(b) of the Plan shall be the greater of such lump sum cash payment amount calculated using the mortality assumptions specified by the Plan without regard to the foregoing amendment, or the amount calculated using the mortality assumptions prescribed by the foregoing amendment; and

      RESOLVED FURTHER, that the proper officers of the company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute and deliver such instruments, documents and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendments of the Plan, as aforesaid, and to carry out the intent and accomplish the purposes of these resolutions, including, without limitation, making such amendments and other revisions in the respective Plan and the text thereof as may be required, in their discretion and upon advice of counsel to the Company, to effect the foregoing amendments.


                                          APCI MANAGEMENT DEVELOPMENT
                                          AND COMPENSATION COMMITTEE

                                          20 September 2000

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